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														 Exhibit 23.0

				 CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Forms S-3 (Nos. 33-96004 and 333-13723) of Home Properties of New York, Inc. Dividend Reinvestment,
Stock Purchase, Resident Stock Purchase and Employee Stock Purchase Plan as filed with the Securities and Exchange Commission on November 1, 1995 and October 8, 1996, respectively, the Registration Statement of Home Properties of New York, Inc. on
Form S-8 (No. 33-05705) relating to the Home Properties of New York, Inc. 1994 Stock Benefit Plan, as amended, and the Registration Statement of
Home Properties of New York, Inc. on Form S-8 (No. 333-12551) relating to the Home Properties Retirement Savings Plan, of our report dated
February 1, 1996, on our audits of the consolidated financial statements and financial statement schedule of Home Properties of New York, Inc. as of December 31, 1995 and 1994, for the year ended December 31, 1995 and the period from August 4, 1994 through December 31, 1994, and the combined financial statements and financial statement schedule of the Original Properties for the period from January 1, 1994 through August 3, 1994, and the year ended December 31, 1993, which report is included in this Annual Report on Form 10-K/A Amendment No. 2.

/s/ Coopers & Lybrand L.L.P.

Rochester, New York
November 12, 1996